                                                                  EXHIBIT (a)(1)

                           OFFER TO PURCHASE FOR CASH

                                       BY

                      THE BRAZILIAN INVESTMENT FUND, INC.
                  UP TO 509,154.977 SHARES OF ITS COMMON STOCK

                                       AT

          A PRICE NET PER SHARE EQUAL TO THE NET ASSET VALUE PER SHARE
                             ---------------------

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON NOVEMBER 5, 1996 UNLESS THE OFFER IS EXTENDED.
                             ---------------------

    THIS OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, NO MORE THAN 509,154.977 SHARES BEING TENDERED AND NOT WITHDRAWN AS OF THE EXPIRATION DATE (AS HEREINAFTER DEFINED). IF MORE THAN 509,154.977 SHARES ARE TENDERED, THE FUND WILL NOT PURCHASE ANY SHARES IN THE OFFER AND, PURSUANT TO ARTICLE ELEVENTH OF THE FUND'S ARTICLES OF INCORPORATION, THE BOARD OF DIRECTORS OF THE FUND SHALL CONVENE A SHAREHOLDERS MEETING TO CONSIDER A PLAN OF LIQUIDATION OF THE FUND.

    NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR MORGAN STANLEY ASSET MANAGEMENT INC. (THE INVESTMENT ADVISER TO THE FUND) NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

                                   IMPORTANT

    Any shareholder desiring to tender all or any portion of his shares of Common Stock of the Fund should either (1) complete and sign the Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile with his certificates for the tendered Shares if such Shareholder has been issued physical certificates, signature guarantees for all shareholders tendering uncertificated Shares and any other required documents to the Depository, or (2) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. Shareholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares so registered.

    Questions and requests for assistance may be directed to the Depository in the manner set forth on page 15 of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may also be directed to the Depository.

    October 7, 1996

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR MORGAN STANLEY ASSET MANAGEMENT INC. AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND.

                               TABLE OF CONTENTS

  SECTION                                                                                                           PAGE
-----------                                                                                                         -----
        1.   Terms of the Offer; Expiration Date...............................................................           1

        2.   Acceptance for Payment and Payment for Shares.....................................................           2

        3.   Procedure for Tendering Shares....................................................................           3

        4.   Rights of Withdrawal..............................................................................           3

        5.   Certain United States Federal Income Tax Consequences of the Offer................................           4

        6.   Price Range of Shares; Dividends..................................................................           6

        7.   Purpose of the Offer; Certain Effects of the Offer................................................           6

        8.   Source and Amount of Funds........................................................................           6

        9.   Certain Information Concerning the Fund...........................................................           7

       10.   Interest of Directors and Executive Officers; Transactions and Arrangements Concerning the
               Shares..........................................................................................           7

       11.   Certain Legal Matters; Regulatory Approvals.......................................................           8

       12.   Certain Conditions of the Offer...................................................................           8

       13.   Fees and Expenses.................................................................................           9

       14.   Miscellaneous.....................................................................................           9

TO THE HOLDERS OF COMMON STOCK OF THE BRAZILIAN INVESTMENT FUND, INC.:

    The Brazilian Investment Fund, Inc., a Maryland corporation (the "Fund"), hereby offers to purchase 509,154.977 shares of its Common Stock, par value $.01 per share (the "Shares"), at a price per Share, net to the seller in cash, equal to the net asset value in U.S. dollars ("NAV") per share as of 5:00 P.M., New York City time on the Expiration Date (as herein defined) upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

    THE OFFER IS CONDITIONED UPON NO MORE THAN 509,154.977 SHARES BEING TENDERED AND NOT WITHDRAWN AS OF THE EXPIRATION DATE. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 12.

    THIS OFFER IS BEING MADE PURSUANT TO ARTICLE ELEVENTH OF THE FUND'S ARTICLES OF INCORPORATION ("ARTICLE ELEVENTH"), WHICH REQUIRES THE FUND, FOR SO LONG AS THE FUND'S COMMON STOCK IS NOT LISTED ON A STOCK EXCHANGE, TO MAKE PERIODIC OFFERS TO PURCHASE ALL SHARES OF ITS COMMON STOCK. IF MORE THAN 509,154.977 SHARES ARE TENDERED, THE FUND WILL NOT PURCHASE ANY SHARES IN THE OFFER AND, PURSUANT TO ARTICLE ELEVENTH, THE BOARD OF DIRECTORS OF THE FUND SHALL CONVENE A SHAREHOLDERS MEETING TO CONSIDER A PLAN OF LIQUIDATION OF THE FUND.

    NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR MORGAN STANLEY ASSET MANAGEMENT INC. (THE "INVESTMENT ADVISER") NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH SHAREHOLDER MUST MAKE HIS OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

    As of October 4, 1996, there was outstanding 1,018,309.954 Shares. As of September 30, 1996, there were approximately 57 holders of record of Shares. The Shares are not currently publicly traded. On October 4, 1996, the NAV per Share was $55.36. Shareholders are urged to contact Chase Global Funds Services Company (the "Depository") at (800) 221-6726 to obtain current NAV quotations for the Shares. See Section 6. Pursuant to the requirements of Article Eleventh, the Fund currently intends each quarter to make a tender offer for its shares of Common Stock at a price per share equal to the then current NAV.

    Any Shares acquired by the Fund pursuant to the Offer will become treasury Shares and will be available for issuance by the Fund without further shareholder action (except as required by applicable law). Tendering shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund.

    1. TERMS OF THE OFFER; EXPIRATION DATE. Upon the terms and subject to the conditions set forth in the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the Fund will accept for payment, and pay for, all Shares validly tendered on or prior to the Expiration Date (as herein defined) and not withdrawn as permitted by Section 4. The term "Expiration Date" means 12:00 Midnight, New York City time, on November 5, 1996, unless and until the Fund, in its sole discretion, shall have extended the period for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Fund, shall expire.

    The Fund expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depository. Any such extension will also be publicly announced by press release issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Fund confirms that if it makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Fund will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    During any extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering shareholder to withdraw his Shares. See Section 4.

    Subject to the applicable regulations of the Securities and Exchange Commission (the "Commission"), the Fund also expressly reserves the right, in its sole discretion, at any time or from time to time (i) to delay acceptance for payment of, or, regardless of whether such Shares were therefore accepted for payment, payment for, any Shares or to terminate the Offer and not accept for payment or pay for any Shares not therefore accepted for payment, or paid for, upon the occurrence of any of the conditions specified in Section 12 and
(ii) waive any condition or otherwise amend the Offer in any respect, by giving oral or written notice of such delay, termination or amendment to the Depository and by making a public announcement thereof. The Fund confirms that its reservation of the right to delay payment for Shares which it has accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that a tender offer or pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If, following the Expiration Date, the Fund is permitted under applicable law to delay acceptance for payment of or payment for Shares and does so, the Fund may not thereafter assert conditions to the Offer to delay or avoid acceptance for payment of or payment for Shares except to the extent permitted by applicable law. The Fund has been advised by the Staff of the Commission that the Exchange Act and the rules and regulations promulgated thereunder require that all conditions to the Offer, other than the receipt of certain governmental approvals, must be satisfied or waived prior to the Expiration Date.

    Any extension, delay, termination or amendment will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rule 13e-4(e)(2) under the Exchange Act, which requires that any material change in the information published, sent or given to shareholders in connection with the Offer be promptly disseminated to shareholders in a manner reasonably designed to inform shareholders of such change) and without limiting the manner in which the Fund may choose to make any public announcement, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Fund will accept for payment, and will pay for, all Shares that are validly tendered and not withdrawn as promptly as practicable after the Expiration Date. Subject to applicable rules of the Commission, the Fund expressly reserves the right to delay acceptance for payment of, or payment for, Shares in order to comply, in whole or in part, with any applicable law. See Section 1. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depository of certificates for such Shares (unless such Shares are held in uncertificated form), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.

    For purposes of the Offer, the Fund will be deemed to have accepted for payment Shares validly tendered and not withdrawn as, if and when the Fund gives oral or written notice to the Depository of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate purchase price therefor with the Depository, which will act as agent for the tendering shareholders for purpose of receiving payments from the Fund and transmitting such payments to the tendering shareholders. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment.

    If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased Shares will be returned, without expense to the tendering shareholder, as soon as practicable following expiration or termination of the Offer.

    3. PROCEDURE FOR TENDERING SHARES. For a shareholder validly to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be transmitted to and received by the Depository at one of its addresses set forth on page 15 of this Offer to Purchase and, if such shareholder's tendered Shares are represented by certificates, the certificates for the tendered Shares must be received by the Depository at such address, in each case prior to the Expiration Date.

    Signatures on Letters of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or by a commercial bank or trust company having an office, branch or agency in the United States (an "Eligible Institution") in cases where Shares held in uncertificated form are tendered. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as aforesaid. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF EACH TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

    To prevent United States federal income tax backup withholding with respect to the purchase price of Shares purchased pursuant to the Offer, a shareholder who does not otherwise establish an exemption from such backup withholding must provide the Depository with his correct taxpayer identification number and certify that he is not subject to backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who have not previously submitted a Form W-8 to the Fund must do so in order to avoid backup withholding. See Section 5.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any and all tenders of Shares it determines not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Fund, the Investment Adviser, the Depository or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. The Fund's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

    In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depository of certificates for such Shares (unless such Shares are held in uncertificated form), properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and any other required documents.

    The tender of Shares pursuant to any of the procedures described above will constitute an agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer.

    4. RIGHTS OF WITHDRAWAL. Tenders of Shares made pursuant to the Offer are irrevocable except that Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, and, unless therefore accepted for payment by the Fund pursuant to the Offer, may also be withdrawn at any time after December 4, 1996.

    To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depository at one of its addresses set forth on page 15 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the names in which the Shares to be withdrawn are registered. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If certificates have been delivered to the Depository, the name of the registered holder and the serial numbers of the particular certificates evidencing the Shares withdrawn must also be furnished to the Depository as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Fund, in its sole discretion, which determination shall be final and binding. None of the Fund, the Investment Adviser, the Depository, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in Section 3 at any time prior to the Expiration Date.

    If the Fund is delayed in its acceptance for payment of Shares, or is unable to accept for payment Shares tendered pursuant to the Offer, for any reason, then, without prejudice to the Fund's rights under this Offer, the Depository may, nevertheless, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as set forth in this Section 4.

    5. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER. The discussion below is a summary of the material United States federal income tax consequences of a sale of Shares pursuant to the Offer. Certain shareholders (including insurance companies, tax-exempt organizations and financial institutions or broker-dealers) may be subject to special rules not discussed below.

    The sale of Shares pursuant to the Offer will be treated as a "sale or exchange" if the sale (a) is "not essentially equivalent to a dividend" with respect to the shareholder, (b) is "substantially disproportionate" with respect to the shareholder, or (c) results in a "complete termination" of all of the shareholder's interest in the Fund. In determining whether any of these tests is met, Shares considered to be owned by the shareholder by reason of certain constructive ownership rules, as well as Shares actually owned, will be taken into account. Thus, a shareholder may be deemed to own Shares actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the shareholder has an interest (or which have an interest in the shareholder) and Shares which such shareholder has the right to acquire by exercise of an option. In addition, each shareholder should be aware that, under certain circumstances, a sale or purchase of Shares contemporaneous with the Offer may be taken into account in determining whether any of the tests is satisfied.

    Whether a sale will be "not essentially equivalent to a dividend" with respect to any shareholder will depend on the shareholder's facts and circumstances and on the response of other shareholders to the Offer, but will, in any event, require a "meaningful reduction" in a shareholder's interest in the Fund. The sale of Shares by a shareholder will be "substantially disproportionate" with respect to such shareholder if after the sale (i) the percentage of the outstanding Shares that the shareholder actually and constructively owns is less than 80% of the percentage of the outstanding Shares actually and constructively owned by such shareholder immediately before the sale, and (ii) the shareholder owns less than 50% of the outstanding Shares. Finally, if a shareholder sells all the Shares actually owned by him, such shareholder may be eligible to waive certain constructive ownership provisions and, thus, meet the requirements for a "complete termination" of his interest in the Fund.

    If any of the above tests is satisfied, the shareholder will recognize gain (or loss) in the amount by which the purchase price received by the shareholder pursuant to the Offer is greater (or less) than the shareholder's tax basis in the Shares sold. Such gain (or loss) will be capital gain (or loss) if the Shares are held as a capital asset and will be long-term capital gain (or loss) if the Shares have been held for more than one year. However, any such loss will be treated as a long-term capital loss to the extent of any long-term capital gain dividends and undistributed long-term capital gains included in income by the shareholder with respect to such Shares, if the Shares have been held for 6 months or less. Additionally, any such loss will be disallowed to the extent the Shares sold are replaced within the 61-day period beginning 30 days before the Shares are sold, and the disallowed loss will be reflected in an adjustment to the basis of the Shares acquired.

    If none of the above tests is satisfied, (i) the shareholder will be treated as having received a dividend in the amount of the cash received for the Shares sold pursuant to the Offer, assuming that the Fund's current or accumulated earnings and profits equal or exceed the cash paid to shareholders which is treated as a dividend and (ii) the shareholder's tax basis in the Shares sold to the Fund will be transferred to any remaining Shares held by the shareholder. If the shareholder does not actually own any remaining Shares, such shareholder may be permitted to transfer such basis to Shares owned by a related person or may lose such basis entirely. The amount treated as a dividend will not be eligible for the dividends-received deduction allowed to domestic corporate shareholders.

    The Depository may be required to backup withhold United States federal income tax at the rate of 31% of the gross payment made pursuant to the Offer to shareholders who fail to provide their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders are exempt from such backup withholding. Any amounts withheld may be credited against a shareholder's United States federal income tax liability.

    The Depository will withhold 30% of the gross payment to a shareholder that is a nonresident alien individual, fiduciary of a foreign trust or estate, foreign corporation or foreign partnership (a "foreign shareholder") unless the Depository determines that a reduced rate of withholding or an exemption from withholding is applicable pursuant to an applicable income tax treaty. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). The Depository will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding, by reference to the shareholder's address and to any valid certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding, unless facts and circumstances indicate that such reliance is not warranted. A foreign shareholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for sale or exchange treatment described above or is otherwise able to establish that no tax, or a reduced amount of tax, was due.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SALE OF SHARES PURSUANT TO THE OFFER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN TAX LAWS.

    6. PRICE RANGE OF SHARES; DIVIDENDS. The Shares are not currently publicly traded. During the past two years the NAVs per Share as of 5:00 P.M. on the last day of each of the Fund's fiscal quarters are as follows:

September 30, 1994.........................................  $  154.78
December 31, 1994..........................................  $  129.97
March 31, 1995.............................................  $   57.82
June 30, 1995..............................................  $   65.77
September 30, 1995.........................................  $   73.96
December 31, 1995..........................................  $   64.14
March 31, 1996.............................................  $   40.92
June 30, 1996..............................................  $   50.25
September 30, 1996.........................................  $   53.90

    The NAV per Share as of 5:00 P.M., October 4, 1996 was $55.36 per Share.

    IT IS ANTICIPATED THAT NO CASH DIVIDEND WILL BE DECLARED BY THE BOARD OF DIRECTORS WITH A RECORD DATE OCCURRING BEFORE THE EXPIRATION OF THE OFFER AND THAT, ACCORDINGLY, HOLDERS OF SHARES PURCHASED PURSUANT TO THE OFFER WILL NOT RECEIVE ANY SUCH DIVIDEND WITH RESPECT TO SUCH SHARES. THE AMOUNT AND FREQUENCY OF DIVIDENDS IN THE FUTURE WILL DEPEND ON CIRCUMSTANCES EXISTING AT THAT TIME.

    7. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER. The purpose of the Offer is to fulfill the Fund's obligation pursuant to Article Eleventh. Article Eleventh provides for so long as the Shares are not listed on a stock exchange, the Fund must make a tender offer, on the Monday following the first Friday of each of January, April, July and October, to purchase all of the outstanding Shares at a price per Share equal to the NAV per Share. Pursuant to Article Eleventh, in the event that 50% or more of the then outstanding Shares are tendered in any one tender offer, the Fund shall not purchase any Shares in the tender offer and the Fund's Board of Directors shall convene a shareholders' meeting to consider a resolution to liquidate the Fund.

    Any Shares acquired by the Fund pursuant to the Offer will become treasury Shares and will be available for issuance by the Fund without further shareholder action (except as required by applicable law or the rules of national securities exchanges on which the Shares are listed).

    NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR THE INVESTMENT ADVISER NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S SHARES AND NONE OF SUCH PERSONS HAS AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE OR PRICES.

    8. SOURCE AND AMOUNT OF FUNDS. If 509,154.977 Shares were to be purchased pursuant to the Offer, the cost to the Fund (excluding expenses) would be approximately $28,186,819.53 based on a NAV per Share of $55.36 as of October 4, 1996. The actual cost to the Fund cannot be determined at this time because the number of Shares to be purchased will depend on the number tendered, and the price will be based on the NAV per Share on the Expiration Date, which may be more or less than $55.36.

    The monies to be used by the Fund to purchase Shares pursuant to the Offer will be obtained from cash and from sales of securities in the investment portfolios of the Fund and BIF-Fundo de Investimento-

Capital Estrangeiro (the "Investment Fund"). The selection of which portfolio securities to sell will be governed by principles of prudent portfolio management, taking into account investment merit, relative liquidity and applicable legal requirements. In accordance with its stated investment policies, the Fund has concentrated its investments in the equity securities of companies that are registered with the Commisao de Valores Mobiliarios, the Brazilian Securities Commission. The Brazilian securities markets are subject to price volatility and limited liquidity. If the Fund must sell a substantial amount of portfolio securities to raise cash, the market prices of portfolio securities, and hence the Fund's net asset value, can be expected to decline. If such a decline occurs, the Fund cannot predict what its magnitude might be, or whether such a decline would be temporary or continue to the Expiration Date. Because the Fund's tender offer price is dependent upon NAV per Share as determined on the Expiration Date, if such a decline continued to the Expiration Date, the consideration received by a tendering shareholder would be reduced.

    The Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares. Thus, during the pendency of the Offer, and possibly for a short time thereafter, the Fund will hold a greater than normal percentage of its net assets in cash and cash equivalents. The Fund is required by law to pay for tendered Shares it accepts for payment promptly after the Expiration Date of this Offer. Because the Fund will not know the number of Shares tendered until the Expiration Date, the Fund will not know until the Expiration Date the amount of cash required to pay for such Shares. If on or prior to the Expiration Date the Fund does not have, or believes it is unlikely to have, sufficient cash to pay for all Shares tendered, it may extend the Offer to allow additional time to sell portfolio securities and raise sufficient cash. As of October 4, 1996, the Fund had no position in cash and cash equivalents.

    If the Fund purchases a substantial number of Shares pursuant to the Offer, the net assets of the Fund would be reduced accordingly. In such case the Fund would have a higher expense ratio and possibly less investment flexibility than it currently has.

    9. CERTAIN INFORMATION CONCERNING THE FUND. The Fund is a non-diversified, closed-end management investment company incorporated under the laws of the State of Maryland and registered under the Investment Company Act of 1940. Its investment objective is long-term capital appreciation through investment primarily in equity securities of Brazilian companies.

    Exhibit A to this Offer contains the Fund's audited financial statements for the fiscal years ended December 31, 1994 and December 31, 1995 and unaudited financial statements for the six month period ended June 30, 1996.

    The Fund is subject to the information and reporting requirements of the Investment Company Act of 1940 and in accordance therewith is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Commission. Such reports and other information should be available for inspection at the public reference room at the Commission's office 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and also should be available for inspection and copying at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; 7 World Trade Center, New York, New York. Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

    10. INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES. Neither the Fund nor any subsidiary of the Fund nor, to the best of the Fund's knowledge, any of the Fund's executive officers or directors or associates of any of the foregoing, has effected any transaction in Shares during the past 40 business days.

    Except as set forth in this Offer to Purchase, neither the Fund, nor, to the best of the Fund's knowledge, any of the Fund's executive officers or directors, or any of the executive officers or directors of any of its subsidiaries, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly to the Offer with respect to any securities of the Fund, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

    11. CERTAIN LEGAL MATTERS; REGULATORY APPROVALS. The Fund's investment in Brazilian securities has been registered as foreign investment with the Central Bank of Brazil, which has issued a Certificate of Registration for the foreign currency value of such investment. Based on the Certificate of Registration, the Fund's current investment in Brazilian securities may be repatriated in order to permit the Fund to purchase Shares in the Offer. The Fund is not aware of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Fund as contemplated herein. Should any such approval or other action be required, the Fund presently contemplates that such approval or other action will be sought. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Fund's business. The Fund's obligations under the Offer to accept for payment and pay for Shares are subject to certain conditions. See Section 12.

    12. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer except as otherwise provided in Section 1, the Fund shall not be required to accept for payment or pay for any Shares, may postpone the acceptance for payment of, or payment for, tendered Shares, and may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for if
(i) more than 509,154.977 Shares are tendered and not withdrawn as of the Expiration Date, or (ii) in the judgment of the Investment Adviser, the assets of the Fund are not sufficiently liquid to fund the purchase of the Shares in the Offer, or (iii) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objectives and policies in order to purchase Shares tendered pursuant to the Offer, or (iv) at or prior to the time of payment for any such Shares (whether or not any Shares have therefore been accepted for payment or paid for pursuant to the Offer), any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action, proceeding or application before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, or by any other person, domestic or foreign challenging the acquisition by the Fund of the Shares or seeking to restrain, delay or prohibit the making of the Offer, or the acceptance for payment, purchase of, or payment for, some or all of the Shares or resulting in a delay in, or restricting, the ability of the Fund, or rendering the Fund unable, to accept for payment, purchase or pay for some or all of the Shares, or otherwise directly or indirectly relating in any manner to or affecting the Offer; or

        (b) any statute, rule, regulation or order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed or become applicable to the Offer or any other action shall have been taken, proposed or threatened, by any government, governmental authority or other regulatory or administrative agency or commission or court, or any other person, domestic or foreign, that, in the sole judgment of the Fund, might, directly or indirectly, result in any of the consequences referred to in paragraph (a) above; or

        (c) there shall have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on any national securities exchange or in the over-the-counter market or in any securities exchange in Brazil, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Brazil,
    (iii) a commencement of a war, armed
    hostilities or other international or national calamity directly or indirectly involving the United States or Brazil, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which, in the sole judgment of the Fund, might affect, the extension of credit by banks or other lending institutions or foreign currency transactions by such institutions or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of the Fund, a material acceleration or worsening thereof; or

        (d) any change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States, in Brazil or abroad that, in the sole judgment of the Fund, has or may have a material adverse effect upon the value of the assets of the Fund; or

        (e) any other event shall have occurred or condition shall exist which in the judgment of the Fund would have a material adverse effect on the Fund, its assets or its shareholders or any such event will occur or such condition shall exist if the Fund were to purchase Shares in the Offer which in the sole judgment of the Fund with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by the Fund) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

    The foregoing conditions are for the sole benefit of the Fund and may be asserted by the Fund regardless of the circumstances (including any action or inaction by the Fund) giving rise to any such conditions or may be waived by the Fund in whole or in part at any time and from time to time in its sole discretion. The failure by the Fund at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section shall be final and binding on all parties.

    A public announcement shall be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

    13. FEES AND EXPENSES. The Depository is not charging compensation for its services in connection with the Offer. The Fund has agreed to indemnify the Depository against certain liabilities and expenses in connection with the Offer, including liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Fund for customary mailing and handling expenses incurred by them in forwarding material to their customers.

    Chase Global Funds Services Company, which is the Depository for the Offer, is an affiliate of The Chase Manhattan Bank, N.A. ("Chase"), which provides administrative services to the Fund pursuant to an Administration Agreement. As part of such agreement, the Fund has agreed to pay to Chase an annual fee of $75,000 plus .08% of the average weekly net assets of the Fund, computed weekly and payable monthly.

    14. MISCELLANEOUS. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Fund may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction.

    The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. Consequently, the Offer is currently being made to all holders of Shares. However, the Fund reserves the right to exclude shareholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of shareholders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

    The Fund has filed with the Commission an Issuer Tender Offer Statement on
Schedule 13E-4 pursuant to Section 13(e)(1) of the Exchange Act and Rule 13e-4 of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in Washington, D.C. in the manner set forth in Section 9.

    No person has been authorized to give any information or make any representation on behalf of the Fund not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

THE BRAZILIAN INVESTMENT FUND, INC.                              October 7, 1996

    Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each shareholder of the Fund or his broker-dealer, commercial bank, trust company or other nominee to the Depository as follows:

                        THE DEPOSITORY FOR THE OFFER IS:

                      Chase Global Funds Services Company

                      BY MAIL, OVERNIGHT COURIER OR HAND:

                               73 Tremont Street
                             Boston, MA 02108-3913

        BY FACSIMILE TRANSMISSION:              CONFIRM BY TELEPHONE:
              (617) 557-8697                       (800) 221-6726

    Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Susan DiBona at the Depository at the following telephone number: (800) 221-6726. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                                   EXHIBIT A

FINANCIAL STATEMENTS
---------

STATEMENT OF NET ASSETS
---------

DECEMBER 31, 1994

                                                    VALUE
                                      SHARES        (000)
---------------------------------------------------------
------------
BRAZILIAN INVESTMENT FUND (98.7%)
--------------------------------------------------
----------
BRAZILIAN PREFERRED STOCKS (96.8%)
(Unless otherwise noted)
---------------------------------------------------------
-------------
APPLIANCES & HOUSEHOLD DURABLES (9.2%)
  Brasmotor                        4,441,800  U.S.$ 1,799
  Continental 2001                 7,600,000          205
  Multibras                        1,274,500        1,670
  Refripar                     1,143,557,920        3,780
                                              -----------
                                                    7,454
                                              -----------
---------------------------------------------------------
-------------
AUTOMOBILES (4.3%)
  Iochpe Maxion                    4,850,000        3,378
  Marcopolo 'B'                      500,000          134
                                              -----------
                                                    3,512
                                              -----------
---------------------------------------------------------
-------------
BANKING (11.3%)
  Banco Bradesco                 360,509,400        3,065
  Banco do Brasil                115,000,000        2,267
  Banco Nacional                  45,653,664        1,159
  Banco Nacional (Common)         11,801,600          311
  Itaubanco                        8,639,000        2,417
                                              -----------
                                                    9,219
                                              -----------
---------------------------------------------------------
-------------
BEVERAGES & TOBACCO (1.0%)
  Brahma                           2,385,700          785
                                              -----------
---------------------------------------------------------
-------------
CHEMICALS (2.9%)
  Rhodia-Ster GDR                    165,000        2,372
                                              -----------
---------------------------------------------------------
-------------
ENERGY SOURCES (9.1%)
  Petrobras                       58,477,320        7,387
                                              -----------
---------------------------------------------------------
-------------
FOOD & HOUSEHOLD PRODUCTS (2.5%)
  Ceval Alimentos                 12,000,000          177
  +Dixie Lalekla                   1,811,290        1,818
                                              -----------
                                                    1,995
                                              -----------
---------------------------------------------------------
-------------
INDUSTRIAL COMPONENTS (1.0%)
  SectionSectionSchulz 'B'        18,000,000          850
                                              -----------
---------------------------------------------------------
-------------
MERCHANDISING (1.6%)
  +Lojas Americanas (Bonus Rights)   183,270           26
  +Mesbla                          6,982,050        1,253
                                              -----------
                                                    1,279
                                              -----------
---------------------------------------------------------
-------------
METALS -- NON-FERROUS (1.5%)
  Vale do Rio Doce                 6,163,800        1,179
                                              -----------
---------------------------------------------------------
-------------


                                                    VALUE
                                      SHARES        (000)
---------------------------------------------------------
------------
METALS -- STEEL (7.9%)
  Cia Siderurgica Nacional
   (Common)  78,800,000                       U.S.$ 2,684
  +Cosipa 'B'                        194,000          564
  Usiminas                     2,361,123,300        3,206
                                              -----------
                                                    6,454
                                              -----------
---------------------------------------------------------
-------------
RECREATION, OTHER CONSUMER GOODS (0.8%)
  Manufatura Brinquedos de
   Estrela   198,000,000                              502
  Tec Toy                        175,000,000          182
                                              -----------
                                                      684
                                              -----------
---------------------------------------------------------
-------------
TELECOMMUNICATIONS (17.8%)
  Telebras                       168,700,000        7,549
  Telebras 'D'                     6,323,895          235
  Telebras (Common)               80,700,000        3,478
  Telesp                          22,157,978        3,152
  Telesp 'P'                          92,602           41
                                              -----------
                                                   14,455
                                              -----------
---------------------------------------------------------
-------------
TEXTILES & APPAREL (4.9%)
  Brasperola 'A'                   1,000,000        1,346
  Moinho Santista                    261,000          647
  SectionSectionWentex             1,670,000        1,972
                                              -----------
                                                    3,965
                                              -----------
---------------------------------------------------------
-------------
UTILITIES -- ELECTRICAL & GAS (21.0%)
  Cemig ADR                           67,500        1,637
  +Centrais Eletricas de Santa Catarina
   'B' 1,435,000                                    1,355
  Cia Energetica de Sao Paulo         11,930           16
  Cia Energetica de Sao Paulo
   (Common)                          138,236          180
  Cia Paulista de Forca e
   Luz                             7,050,000          483
  +Cia Paulista de Forca e
   Luz (Common)                   26,120,000        2,313
  Eletrobras 'B'                  21,097,000        7,323
  Eletrobras (Common)              9,008,000        3,180
  Light (Common)                   1,575,000          569
                                              -----------
                                                   17,056
                                              -----------
---------------------------------------------------------
-------------
TOTAL BRAZILIAN PREFERRED STOCKS
  (Cost U.S. $46,960)                              78,646
                                              -----------
---------------------------------------------------------
-------------
PURCHASED OPTIONS (1.9%)
  +Cia Paulista de Forca e
   Luz call, expiring
   10/16/95, strike price
   BRL 70.00                      18,700,000          194
  +Eletrobras call,
   expiring 6/19/95,
   strike price BRL 30.58         11,660,000        1,322
                                              -----------
  (Cost U.S. $794)                                  1,516
                                              -----------
---------------------------------------------------------
-------------

    The accompanying notes are an integral part of the financial statements.

                                 AMOUNT          VALUE
                                  (000)          (000)
------------------------------------------------------
------------
FOREIGN CURRENCY ON DEPOSIT WITH CUSTODIAN (0.0%)
  Brazilian Real
   (Cost U.S. $28)             BRL   23    U.S.$    28
                                          ------------
------------------------------------------------------
-------------
TOTAL BRAZILIAN INVESTMENT FUND
  (Cost U.S. $47,782)                           80,190
                                          ------------
------------------------------------------------------
-------------
TOTAL INVESTMENTS (98.7%)
  (Cost U.S. $47,782)                           80,190
                                          ------------
------------------------------------------------------
-------------
OTHER ASSETS (2.6%)
  Receivable for
   Investments Sold          U.S.$1,954
  Dividends Receivable               54
  Deferred Organization
   Costs                            127
  Other Assets                       31          2,166
                           ------------   ------------
------------------------------------------------------
-------------
LIABILITIES (-1.3%)
  Payable For:
    Bank Overdraft                 (850)
    Investments Purchased           (90)
    Investment Advisory
     Fees                           (52)
    Professional Fees               (49)
    Shareholder Reporting
     Expenses                       (18)
    U.S. Administrative
     Fees                           (12)
    Directors' Fees and
     Expenses                       (10)
    Brazilian
     Administrative and
     Custodian Fees                  (9)
    U.S. Custodian Fees              (2)        (1,092)
                           ------------   ------------
------------------------------------------------------
-------------
NET ASSETS (100%)
  Applicable to 625,274 issued and
   outstanding U.S. $.01 par value
   shares (50,000,000 shares
   authorized)                            U.S.$ 81,264
                                         -------------
------------------------------------------------------
-------------
NET ASSET VALUE PER SHARE                 U.S.$ 129.97
                                         -------------
------------------------------------------------------
-------------

ADR -- American Depositary Receipt
GDR -- Global Depositary Receipt
    + -- Non-income producing
SectionSectionSection -- Security acquired through an initial public offering of shares and fair valued at cost pending listing -- see Note A-1 to financial statements

December 31, 1994 exchange rate--Brazilian Real (BRL) 0.847=U.S. $1.00

                                                   AMOUNT
                                                    (000)
  -------------------------------------------------------
  ------------
  AT DECEMBER 31, 1994, NET ASSETS CONSISTED OF:

-----------------------------------------------------------------

    Common Stock                            U.S.$      6
    Capital Surplus                               25,470
    Accumulated Net
     Investment Loss                                 (36)
    Accumulated Net
     Realized Gain                                23,409
    Unrealized Appreciation
     on Investments and
     Foreign Currency                             32,415

-----------------------------------------------------------------

  TOTAL NET ASSETS                          U.S.$  81,264
  -------------------------------------------------------
  -------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1994
STATEMENT OF OPERATIONS                                             (000)
------------------------------------------------------------------------------

INVESTMENT INCOME
    Dividends.................................................  U.S.$     969
    Interest..................................................              6
    Less Foreign Taxes Withheld...............................            (86)
------------------------------------------------------------------------------
      Total Income............................................            889
------------------------------------------------------------------------------
EXPENSES
    U.S. Investment Advisory Fees.............................            607
    U.S. Administrative Fees..................................            154
    Brazilian Administrative and Custodian Fees...............            103
    Brazilian Taxes...........................................             92
    Amortization of Organization Costs........................             89
    Legal Fees................................................             68
    Audit Fees................................................             49
    Directors' Fees and Expenses..............................             47
    Brazilian Investment Advisory Fees........................             39
    Shareholder Reporting Expenses............................             17
    Custodian Fees............................................              5
    Other Expenses............................................             65
------------------------------------------------------------------------------
      Total Expenses..........................................          1,335
------------------------------------------------------------------------------
        Net Investment Loss...................................           (446)
------------------------------------------------------------------------------
NET REALIZED GAIN (LOSS)
    Investment Securities Sold................................         24,552
    Foreign Currency Transactions.............................           (524)
------------------------------------------------------------------------------
      Net Realized Gain.......................................         24,028
------------------------------------------------------------------------------
UNREALIZED APPRECIATION ON INVESTMENTS AND FOREIGN CURRENCY
    Beginning of Year.........................................         21,508
    End of Year...............................................         32,415
------------------------------------------------------------------------------
      Change in Unrealized Appreciation.......................         10,907
------------------------------------------------------------------------------
Total Net Realized Gain and Change in Unrealized
 Appreciation.................................................         34,935
------------------------------------------------------------------------------
   NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.......  U.S.$   34,489
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                                                 YEAR ENDED        YEAR ENDED
                                                                                DECEMBER 31,      DECEMBER 31,
                                                                                    1993              1994
STATEMENT OF CHANGES IN NET ASSETS                                                 (000)             (000)
----------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
Operations:
    Net Investment Income (Loss).....................................................    U.S.$   851         U.S.$   (446)
    Net Realized Gain................................................................         10,349               24,028
    Change in Unrealized Appreciation................................................         18,449               10,907
-----------------------------------------------------------------------------------------------------------------------------
    Net Increase in Net Assets Resulting from Operations.............................         29,649               34,489
-----------------------------------------------------------------------------------------------------------------------------
Distributions:
    In Excess of Net Investment Income...............................................             --               (1,122)
    Net Realized Gain................................................................         (5,821)              (4,148)
    In Excess of Net Realized Gain...................................................           (141)                  --
-----------------------------------------------------------------------------------------------------------------------------
    Total Distributions..............................................................         (5,962)              (5,270)
-----------------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
    Subscription of Shares (2,355 and 4,128 shares, respectively)....................            196                  445
    Reinvestment of Distributions (113,719 and 50,471 shares, respectively)..........          5,991                5,220
    Repurchase of Shares (335,992 and 53,929 shares, respectively)...................        (24,354)              (5,827)
-----------------------------------------------------------------------------------------------------------------------------
    Net Decrease in Net Assets Resulting From Capital Share Transactions.............        (18,167)                (162)
-----------------------------------------------------------------------------------------------------------------------------
    Total Increase...................................................................          5,520               29,057
Net Assets:
    Beginning of Year................................................................         46,687               52,207
-----------------------------------------------------------------------------------------------------------------------------
    End of Year (including accumulated net investment loss of
     U.S. $15 and U.S. $36, respectively)............................................    U.S.$52,207         U.S.$ 81,264
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS

                                                                      PERIOD FROM
                                                                   JUNE 4, 1991* TO               YEAR ENDED DECEMBER 31,
                                                                     DECEMBER 31,      ---------------------------------------------
SELECTED PER SHARE DATA AND RATIOS:                                      1991              1992            1993            1994
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD.............................    U.S.$ 50.00       U.S.$ 63.31     U.S.$ 55.28     U.S.$ 83.58
------------------------------------------------------------------------------------------------------------------------------------
Offering Costs...................................................          (0.21)               --              --              --
------------------------------------------------------------------------------------------------------------------------------------
Net Investment Income (Loss).....................................           0.84             (0.09)           1.42           (0.71)
Net Realized and Unrealized Gain (Loss) on Investments...........          12.68             (7.94)          33.94           54.72
------------------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations.............................          13.52             (8.03)          35.36           54.01
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
    In Excess of Net Investment Income...........................             --                --              --          (1.80)
    Net Realized Gain............................................             --                --          (6.89)          (6.65)
    In Excess of Net Realized Gain...............................             --                --          (0.17)              --
------------------------------------------------------------------------------------------------------------------------------------
    Total Distributions..........................................             --                --          (7.06)          (8.45)
------------------------------------------------------------------------------------------------------------------------------------
Increase in Net Asset Value due to Shares Issued on Reinvestment
 of Distributions................................................             --                --              --            0.83
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD...................................    U.S.$ 63.31       U.S.$ 55.28     U.S.$ 83.58     U.S.$129.97
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT RETURN:
    Net Asset Value (1)..........................................          26.62%          (12.68)%          72.52%          68.32%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
RATIOS, SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (THOUSANDS)............................    U.S.$51,159       U.S.$46,687     U.S.$52,207     U.S.$81,264
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Ratio of Expenses to Average Net Assets..........................           2.00%**(2)        2.27%(2)        2.22%           1.82%
Ratio of Net Investment Income (Loss) to Average Net Assets......           3.49%**          (0.07)%          1.57%          (0.61)%
Portfolio Turnover Rate..........................................              1%               36%             40%             52%
------------------------------------------------------------------------------------------------------------------------------------

  *Commencement of operations
 **Annualized
(1)Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during each period, and assumes dividends and distributions, if any, were reinvested. The Fund's shares are issued in a private placement and are not traded, therefore market value total investment return is not calculated.
(2)Reflects a voluntary expense limitation in effect during the period. As a result of such limitation, expenses of the Fund for the periods ended December 31, 1991 and 1992 reflect a benefit of $.10 and $.14, respectively.

    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994

----------

    The Brazilian Investment Fund, Inc. (the "Fund") was incorporated on November 7, 1990, and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund's common stock is not registered under the Securities Act of 1933. The Fund makes its investments in Brazil through an investment fund established in compliance with Brazilian law. The accompanying financial statements are prepared on a consolidated basis and present the financial position and results of operations of the investment fund and the Fund.

A. The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements.

1. SECURITY VALUATION: In valuing the Fund's assets, all listed securities, including purchased options, for which market quotations are readily available are valued at the last sales price on the valuation date, or if there was no sale on such date, at the mean between the current bid and asked prices. Securities which are traded over-the-counter are valued at the average of the mean of current bid and asked prices obtained from reputable brokers. All non-equity securities as to which market quotations are readily available are valued at their market values. Short-term securities which mature in 60 days or less are valued at amortized cost. Other securities and assets for which market values are not readily available (including investments which are subject to limitations as to their sale or for which a ready market for the securities in the quantities owned by the Fund does not exist) are valued at fair value as determined in good faith by the Board of Directors (the "Board"), although the actual calculations may be done by others.

2. TAXES: It is the Fund's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for U.S. Federal income taxes is required in the financial statements.

        Through December 31, 1993, the Fund was subject to a Brazilian repatriation tax with respect to remittances outside of Brazil of its dividend and interest income net of applicable expenses. Effective January 1, 1994, this tax on dividend and interest income is being withheld at the source.

        Effective January 1, 1994, the Brazilian Government announced a 0.25% tax on banking transaction debits (withdrawals). The tax was subsequently repealed on January 1, 1995. This tax is included in Brazilian Taxes on the Statement of Operations.

        Capital surplus, accumulated net investment loss and accumulated realized gain have been adjusted for permanent book-tax differences.

3. REPURCHASE AGREEMENTS: In connection with transactions in repurchase agreements, a bank as custodian for the Fund takes possession of the underlying securities, the value of which equals or exceeds the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to determine the adequacy of the collateral. In the event of default on the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. To the extent that proceeds from the sale of the underlying securities are less than the repurchase price under the agreement, the Fund may incur a loss. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

4. FOREIGN CURRENCY TRANSLATION: The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in Brazilian currency are translated into U.S. dollars at the mean of the bid and asked prices of such currency against U.S. dollars last quoted by a major bank as follows:
      - investments, other assets and liabilities at the prevailing rates of exchange on the valuation date;
      - investment transactions and investment income at the prevailing rates of exchange on the dates of such transactions.

    Although the net assets of the Fund are presented at the foreign exchange rate and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, realized and unrealized foreign currency gains (losses) are included in the reported net realized and unrealized gains (losses) on investment transactions and balances.

        Net realized gains (losses) on foreign currency transactions represent net foreign exchange gains

    (losses) from sales and maturities of forward currency contracts, disposition of foreign currency and currency gains or losses realized between the trade and settlement dates on securities transactions. Foreign currency gains (losses) also occur due to the difference between the amount of investment income and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent amounts actually received or paid. Net unrealized currency gains (losses) from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of unrealized appreciation (depreciation).

5. FORWARD FOREIGN CURRENCY CONTRACTS: The Fund may enter into forward foreign currency contracts to protect securities and related receivables and payables against changes in future foreign exchange rates. A forward currency contract is an agreement between two parties to buy or sell currency at a set price on a future date. The market value of the contract will fluctuate with changes in currency exchange rates. The contract is marked-to-market daily and the change in market value is recorded by the Fund as unrealized gain or loss. The Fund records realized gains or losses when the contract is closed equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and is generally limited to the amount of unrealized gain on the contracts, if any, at the date of default. Risks may also arise from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

6.  PURCHASED OPTIONS:  The Fund may purchase options. In purchasing a call
    (put) option, the Fund will seek to benefit from an increase (decline) in the market price of the underlying index or security. Risks may arise in the event of default by the counterparty or unanticipated movements in the market price of the underlying index or security, however, the maximum exposure to loss for any purchased option is limited to the premium initially paid for the option. Realized gains or losses on purchased options are included with net gain (loss) on securities sold in the financial statements.

7. OTHER: Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses on the sale of investment securities are determined on the specific identified cost basis. Interest income is recognized on the accrual basis. Dividend income and distributions to shareholders are recorded on the ex-date. Income distributions and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for foreign currency transactions and deferral of post-October losses.

B. Morgan Stanley Asset Management Inc. (the "U.S. Adviser") provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement (the "Agreement"). Under the Agreement, the U.S. Adviser is paid a fee computed weekly and payable monthly at an annual rate of .90% of the Fund's first $50 million of average weekly net assets, .70% of the Fund's next $50 million of average weekly net assets and .50% of the Fund's average weekly net assets in excess of $100 million.

C. For the period January 1, 1994 to June 14, 1994, Unibanco Consulatoria de Investmentos S/C Ltda. (the "Brazilian Adviser") provided investment advice, research and assistance on behalf of the Fund to Morgan Stanley Asset Management Inc. under terms of a contract. Under the contract, the Brazilian Adviser was paid a fee computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and .10% of the Fund's average weekly net assets in excess of $100 million. On June 14, 1994, the contract expired and was not renewed. The Brazilian Adviser is a subsidiary of Unibanco-Uniao de Bancos Brasileiros S.A., a Brazilian bank and the Fund's Brazilian Administrator and Custodian.

    During the period from January 1, 1994 to June 6, 1994, the Fund made purchases and sales of $8,746,000 and $8,929,000, respectively, of UBB Financial Fund, which is sponsored by Unibanco-Uniao de Bancos Brasileiros S.A. (the "Brazilian Administrator and Custodian"), an affiliate of the Brazilian Adviser. During the same period, the Fund earned income of $487,000 from UBB Financial Fund which was offset by foreign currency losses of $571,000. The net loss of $84,000 is included in net realized loss on foreign currency transactions.

D. The United States Trust Company of New York ("U.S. Trust"), through its wholly owned subsidiary Mutual Funds Service Company, provides administrative and shareholder services to the Fund under an Administration Agreement. Under the Administration Agreement, U.S. Trust is paid a fee computed weekly and payable monthly at an annual rate of .08% of the Fund's average weekly net assets, plus $75,000 per annum. Effective May 15, 1994,

U.S. Trust replaced Morgan Guaranty Trust Company of New York as custodian for the Fund's assets held in the United States.

E. The Brazilian Administrator and Custodian provides Brazilian administrative and custodian services to the Fund under the terms of an agreement. Under the agreement, the Brazilian Administrator and Custodian is paid a fee computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and .10% of the Fund's average weekly net assets in excess of $100 million.

   During the period from January 1, 1994 to June 14, 1994, the Fund incurred $5,000 in brokerage commission fees to Unibanco Corretora de Valores Mobiliarios S.A., a subsidiary of the Brazilian Administrator and Custodian.

F. During the year ended December 31, 1994, the Fund made purchases and sales totaling $37,250,000 and $43,938,000, respectively, of investment securities other than U.S. Government securities and short term investments. At December 31, 1994, the U.S. Federal income tax cost basis of securities was the same as that for financial reporting purposes and accordingly, net unrealized appreciation for U.S. Federal income tax purposes was $32,408,000, of which $33,332,000 related to appreciated securities and $924,000 related to depreciated securities. For the year ended December 31, 1994, the Fund expects to defer, to January 1, 1995 for U.S. Federal income tax purposes, post-October currency losses of $36,000.

G. In connection with its organization the Fund incurred $445,000 of organization costs which are being amortized on a straight-line basis over a five year period beginning June 4, 1991, the date the Fund commenced operations.

H. At December 31, 1994, 98.7% of the Fund's net assets consist of securities denominated in Brazilian currency. Changes in currency exchange rates will affect the value of and investment income from such securities. Brazilian securities are subject to greater price volatility, limited capitalization and liquidity, and higher rates of inflation than securities of companies based in the United States.

I. The Fund's Articles of Incorporation provide that, commencing January 6, 1992 and on each calendar quarter thereafter, the Fund will make a tender offer to repurchase its outstanding shares of Common Stock at a price equal to the net asset value per share at the time of repurchase.

    During the year ended December 31, 1994, the Fund repurchased the following shares:

                        U.S.
  DATE      SHARES      (000)
---------  ---------  ---------
   2/4/94     45,452  $   5,017
  4/30/94      7,501  $     678
   8/1/94        242  $      26
  11/7/94        734  $     106

    On February 13, 1995 the Fund repurchased 312,637 shares totaling
$24,964,000.

J. Shareholders of the Fund may purchase shares of common stock from the Fund at a price equal to the net asset value at the beginning of the month. Purchases are not allowed during each month the Fund makes a tender offer to repurchase its outstanding shares. During the year ended December 31, 1994, the Fund issued 4,128 shares totaling $445,000.

K. During December 1994, the Board declared a distribution of $34.88 per share, derived from net realized gains, payable on January 10, 1995, to shareholders of record on December 30, 1994.

--------------------------------------------------------------------------------

FEDERAL TAX INFORMATION: (UNAUDITED)

For the year ended December 31, 1994, the Fund designates $15,921,000 as long-term capital gain.

REPORT OF INDEPENDENT ACCOUNTANTS

---------
To the Shareholders and Board of Directors of The Brazilian Investment Fund, Inc.

In our opinion, the accompanying statement of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The
Brazilian Investment Fund, Inc. (the "Fund") at December 31, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended and for the period June 4, 1991 (commencement of operations) through December 31, 1991, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1994 by correspondence with the custodians and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036

February 17, 1995

The Brazilian Investment Fund, Inc.
Investment Summary as of December 31, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

HISTORICAL
INFORMATION
                                                                TOTAL RETURN (%)
                                               --------------------------------------------------

                                                 NET ASSET VALUE (2)         INDEX (1)(3)**
                                               -----------------------  -------------------------
                                                             AVERAGE                    AVERAGE
                                               CUMULATIVE     ANNUAL     CUMULATIVE      ANNUAL
                                               -----------------------  -------------------------
ONE YEAR                                           -26.61%     -26.61%       -20.24%      -20.24%

SINCE INCEPTION*                                   135.61       20.59        180.44        25.20

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE.

--------------------------------------------------------------------------------

RETURNS AND PER SHARE INFORMATION

A BAR CHART REFLECTING THE DATA BELOW IS REFLECTED HERE.

 YEARS ENDED DECEMBER 31:
                               1991*      1992       1993       1994       1995
Net Asset Value Per Share      $ 63.31    $ 55.28    $ 83.58   $ 129.97    $ 64.14
Income Dividends                     -          -          -     $ 1.80          -
Capital Gains Distributions          -          -     $ 7.06     $ 6.65    $ 37.73
Fund Total Return (2)           26.62%   (12.68%)     72.52%     68.32%   (26.61%)
Index Total Return (1)(3)
**                               3.48%      0.32%     99.45%     69.83%   (20.24%)

(1) Assumes dividends and distributions, if any, were reinvested.

(2) Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during each period, and assumes dividends and distributions, if any, were reinvested. The Fund's shares are issued in a private placement and not traded; therefore, market value total investment return is not calculated.

(3) IFC Total Return Index for Brazil

*   The Fund commenced operations on June 4, 1991.

**  Unaudited.

The Brazilian Investment Fund, Inc.
Portfolio Summary as of December 31, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PORTFOLIO INVESTMENTS DIVERSIFICATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Equity Securities            99.0%
Short-Term Investments        1.0%

--------------------------------------------------------------------------------

SECTORS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Telecommunications              24.9%
Utilities - Electrical &
Gas                             20.0%
Beverages & Tobacco             13.9%
Banking                         12.1%
Merchandising                    7.7%
Metals -- Non-Ferrous            4.0%
Energy Sources                   3.9%
Textiles & Apparel               2.3%
Machinery & Engineering          2.1%
Industrial Components            2.0%
Other                            7.1%

--------------------------------------------------------------------------------

TEN LARGEST HOLDINGS

                                     PERCENT OF
                                     NET ASSETS
                                    ------------
       1.  Telebras                       17.4%
       2.  Brahma                         14.0
       3.  Eletrobras (Common)             8.6
       4.  Lojas Renner                    4.8
       5.  Banco Bradesco                  4.6

                                     PERCENT OF
                                     NET ASSETS
                                    ------------

       6.  CVRD                            4.0%
       7.  Petrobras                       4.0
       8.  Banco do Brasil                 3.7
       9.  Telebras ADR                    3.5
      10.  Banco Itau                      3.1
                                           ---
                                          67.7%
                                           ---
                                           ---

FINANCIAL STATEMENTS
---------

STATEMENT OF NET ASSETS
---------

DECEMBER 31, 1995

                                                     VALUE
                                      SHARES         (000)
---------------------------------------------------------
------------
BRAZILIAN INVESTMENT FUND (97.4%)
--------------------------------------------------
----------
BRAZILIAN NON-VOTING PREFERRED STOCKS (96.4%)
(Unless otherwise noted)
----------------------------------------------------------
-------------
APPLIANCES & HOUSEHOLD DURABLES (0.4%)
  Refripar                        43,520,927  U.S.$    87
  Refripar (Common)               23,893,000           42
                                              ------------
                                                      129
                                              ------------
----------------------------------------------------------
-------------
BANKING (12.1%)
  Banco Bradesco                 187,301,708        1,638
  +***Banco Bradesco (Rights)      8,660,218           14
  +Banco do Brasil               117,642,000        1,332
  Banco Itau                       4,032,500        1,124
  **Banco Nacional               112,483,664          232
                                              ------------
                                                    4,340
                                              ------------
----------------------------------------------------------
-------------
BEVERAGES & TOBACCO (13.9%)
  Brahma                          12,187,489        5,016
                                              ------------
----------------------------------------------------------
-------------
ENERGY SOURCES (3.9%)
  Petrobras                       16,640,000        1,421
                                              ------------
----------------------------------------------------------
-------------
FOOD & HOUSEHOLD PRODUCTS (1.3%)
  +Dixie Toga                        461,291          403
  +Dixie Toga (Receipts)              55,167           48
                                              ------------
                                                      451
                                              ------------
----------------------------------------------------------
-------------
INDUSTRIAL COMPONENTS (2.0%)
  Schulz                          24,570,000          721
                                              ------------
----------------------------------------------------------
-------------
MACHINERY & ENGINEERING (2.1%)
  WEG                              1,822,000          750
                                              ------------
----------------------------------------------------------
-------------
MERCHANDISING (7.7%)
  #+Cia Brasileira ADR                76,450          765
  Lojas Americanas                   183,270           26
  +Lojas Arapua ADR                   30,140          256
  Lojas Renner                    64,370,000        1,722
                                              ------------
                                                    2,769
                                              ------------
----------------------------------------------------------
-------------
METALS -- NON-FERROUS (4.0%)
  CVRD                             8,700,000        1,432
                                              ------------
----------------------------------------------------------
-------------
METALS -- STEEL (1.8%)
  Usiminas                       776,700,000          631
                                              ------------
----------------------------------------------------------
-------------

                                                     VALUE
                                      SHARES         (000)

---------------------------------------------------------
------------
TELECOMMUNICATIONS (24.9%)
  Telebras                       130,044,895  U.S.$ 6,262
  Telebras ADR                        26,200        1,241
  Telebras (Common)               28,453,000        1,101
  Telesp                           1,245,601          183
  Telesp (Common)                  1,200,500          174
                                              ------------
                                                    8,961
                                              ------------
----------------------------------------------------------
-------------
TEXTILES & APPAREL (2.3%)
  Coteminas                        1,200,000          401
  +Wentex                            318,000          439
                                              ------------
                                                      840
                                              ------------
----------------------------------------------------------
-------------
UTILITIES--ELECTRICAL & GAS (20.0%)
  Cemig                           46,400,000        1,027
  #Cemig ADR                          18,357          406
  +CESP                                   90           --
  CPFL                            22,591,000          604
  Eletrobras ADR                      15,250          206
  Eletrobras 'B'                   2,940,000          796
  Eletrobras (Common)             11,372,000        3,077
  Light (Common)                   3,420,000        1,094
                                              ------------
                                                    7,210
                                              ------------
----------------------------------------------------------
-------------
TOTAL BRAZILIAN NON-VOTING PREFERRED
   STOCKS
  (Cost U.S. $36,931)                              34,671
                                              ------------
----------------------------------------------------------
-------------

                                        FACE
                                      AMOUNT
                                       (000)
---------------------------------------------------------
------------
FOREIGN CURRENCY ON DEPOSIT WITH
   CUSTODIAN (1.0%)
  Brazilian Real (Cost U.S.
   $344)                           BRL   334          344
                                              ------------
----------------------------------------------------------
-------------
TOTAL BRAZILIAN INVESTMENT FUND
  (Cost U.S. $37,275)                              35,015
                                              ------------
----------------------------------------------------------
-------------
TOTAL INVESTMENTS (97.4%)
  (Cost U.S. $37,275)                              35,015
                                              ------------
----------------------------------------------------------
-------------

    The accompanying notes are an integral part of the financial statements.

                                      AMOUNT        AMOUNT
                                       (000)         (000)
---------------------------------------------------------
------------
OTHER ASSETS (5.3%)
  Cash                             U.S.$  65
  Receivable for Investments
   Sold                                1,642
  Dividends Receivable                   145
  Deferred Organization Costs             38
  Other Assets                             7  U.S.$ 1,897
                               -------------  ------------
----------------------------------------------------------
-------------
LIABILITIES (-2.7%)
  Payable for:
    Investments Purchased               (865)
    Professional Fees                    (39)
    Investment Advisory Fees             (21)
    Shareholder Reporting
     Expenses                            (13)
    Administrative and
     Transfer Agent Fees                  (9)
    Directors' Fees and
     Expenses                             (6)
    Brazilian Administrative
     and Custodian Fees                   (4)
    U.S. Custodian Fees                   (1)        (958)
                               -------------  ------------
----------------------------------------------------------
-------------
NET ASSETS (100%)
  Applicable to 560,593
   issued and outstanding
   U.S. $0.01 par value
   shares (50,000,000 shares
   authorized)                                U.S.$35,954
                                             -------------
----------------------------------------------------------
-------------
NET ASSET VALUE PER SHARE                      U.S.$ 64.14
                                             -------------
----------------------------------------------------------
-------------

   + -- Non-income producing
  ** -- Security valued at fair value -- see Note A-1 to financial statements. *** -- Security valued at fair value as determined based on the market value of the underlying security less subscription costs.
  # -- 144A security -- certain conditions for public sale may exist.
ADR -- American Depositary Receipt.

December 31, 1995 exchange rate--Brazilian Real (BRL) 0.9719 = U.S. $1.00

                                                      AMOUNT
                                                       (000)
---------------------------------------------------------
------------
AT DECEMBER 31, 1995, NET ASSETS CONSISTED OF:
------------------------------------------------------------
  Common Stock                                U.S.$       6
  Capital Surplus                                    20,804
  Accumulated Net Realized
   Gain                                              17,409
  Unrealized Depreciation on
   Investments and Foreign
   Currency Translations                             (2,265)
------------------------------------------------------------
TOTAL NET ASSETS                                U.S.$35,954
                                               -------------

-----------------------------------------------------------------
-------------

    The accompanying notes are an integral part of the financial statements.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1995
STATEMENT OF OPERATIONS                                             (000)
-------------------------------------------------------------------------------
INVESTMENT INCOME:
    Dividends...............................................      U.S.$  909
    Interest................................................              25
    Less: Foreign Taxes Withheld............................            (129)
-------------------------------------------------------------------------------
      Total Income..........................................             805
-------------------------------------------------------------------------------
EXPENSES
    Investment Advisory Fees................................             375
    U.S. Administrative and Transfer Agent Fees.............             118
    Amortization of Organization Costs......................              89
    Brazilian Administrative and Custodian Fees.............              63
    Audit Fees..............................................              56
    Directors' Fees and Expenses............................              31
    Shareholder Reporting Expenses..........................              31
    Legal Fees..............................................              22
    Custodian Fees..........................................               2
    Other Expenses..........................................              78
-------------------------------------------------------------------------------
      Total Expenses........................................             865
-------------------------------------------------------------------------------
        Net Investment Loss.................................             (60)
-------------------------------------------------------------------------------
NET REALIZED GAIN
    Investment Securities Sold..............................          17,408
    Foreign Currency Transactions...........................              32
-------------------------------------------------------------------------------
        Net Realized Gain...................................          17,440
-------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION)
    Investments.............................................         (34,668)
    Foreign Currency Translations...........................             (12)
-------------------------------------------------------------------------------
        Change in Unrealized Appreciation (Depreciation)....         (34,680)
-------------------------------------------------------------------------------
Total Net Realized Gain and Change in Unrealized
 Appreciation (Depreciation)................................         (17,240)
-------------------------------------------------------------------------------
    NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS....    U.S.$(17,300)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                       YEAR ENDED          YEAR ENDED
                                                    DECEMBER 31, 1995   DECEMBER 31, 1995
STATEMENT OF CHANGES IN NET ASSETS                        (000)               (000)
-----------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
Operations:
    Net Investment Loss...........................   U.S.$  (446)        U.S.$    (60)
    Net Realized Gain.............................        24,028               17,440
    Change in Unrealized Appreciation
     (Depreciation)...............................        10,907              (34,680)
-----------------------------------------------------------------------------------------
    Net Increase (Decrease) in Net Assets
     Resulting from Operations....................        34,489              (17,300)
-----------------------------------------------------------------------------------------
Distributions:
    In Excess of Net Investment Income............        (1,122)                  --
    Net Realized Gain.............................        (4,148)             (23,408)
-----------------------------------------------------------------------------------------
    Total Distributions...........................        (5,270)             (23,408)
-----------------------------------------------------------------------------------------
Capital Share Transactions:
    Subscription of Shares (4,128 and 25,702
     shares, respectively)........................           445                1,853
    Reinvestment of Distributions (50,471 and
     286,103 shares, respectively)................         5,220               23,041
    Repurchase of Shares (53,929 and 376,486
     shares, respectively)........................        (5,827)             (29,496)
-----------------------------------------------------------------------------------------
    Net Decrease in Net Assets Resulting From
     Capital Share Transactions...................          (162)              (4,602)
-----------------------------------------------------------------------------------------
    Total Increase (Decrease).....................        29,057              (45,310)
Net Assets:
    Beginning of Year.............................        52,207               81,264
-----------------------------------------------------------------------------------------
    End of Year (including accumulated net
     investment loss of U.S. $36 and U.S. $0,
     respectively.................................   U.S.$81,264         U.S.$ 35,954
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
                                             PERIOD FROM
                                          JUNE 4, 1991* TO                       YEAR ENDED DECEMBER 31,
                                            DECEMBER 31,      -------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS:             1991               1992            1993           1994            1995
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD....  U.S.$ 50.00         U.S.$ 63.31      U.S.$ 55.28    U.S.$ 83.58     U.S.$129.97
---------------------------------------------------------------------------------------------------------------------------
Offering Costs..........................        (0.21)                 --               --             --              --
---------------------------------------------------------------------------------------------------------------------------
Net Investment Income (Loss)............         0.84               (0.09)            1.42          (0.71)          (0.11)
Net Realized and Unrealized Gain (Loss)
 on Investments.........................        12.68               (7.94)           33.94          55.55          (27.99)
---------------------------------------------------------------------------------------------------------------------------
    Total from Investment Operations....        13.52               (8.03)           35.36          54.84          (28.10)
---------------------------------------------------------------------------------------------------------------------------
Distributions:
    In Excess of Net Investment
     Income.............................           --                  --               --          (1.80)             --
    Net Realized Gain...................           --                  --            (6.89)         (6.65)         (37.73)
    In Excess of Net Realized Gain......           --                  --            (0.17)            --              --
---------------------------------------------------------------------------------------------------------------------------
    Total Distributions.................           --                  --            (7.06)         (8.45)         (37.73)
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD..........  U.S.$ 63.31         U.S.$ 55.28      U.S.$ 83.58    U.S.$129.97     U.S.$ 64.14
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT RETURN:
    Net Asset Value (1).................        26.62%             (12.68)%          72.52%         68.32%         (26.61)%
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
RATIOS, SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------------------------------
NET ASSETS, END OF PERIOD (THOUSANDS)...  U.S.$51,159         U.S.$46,687      U.S.$52,207    U.S.$81,264     U.S.$35,954
---------------------------------------------------------------------------------------------------------------------------
Ratio of Expenses to Average Net
 Assets.................................         2.00%**(2)          2.27%(2)         2.22%          1.82%           2.07%
Ratio of Net Investment Income (Loss) to
 Average Net Assets.....................         3.49%**            (0.07)%           1.57%         (0.61)%         (0.14)%
Portfolio Turnover Rate.................            1%                 36%              40%            52%            112%
---------------------------------------------------------------------------------------------------------------------------

  *Commencement of operations.
 **Annualized.
(1)Total investment return based on per share net asset value reflects the effects of changes in net asset value on the performance of the Fund during each period, and assumes dividends and distributions, if any, were reinvested. The Fund's shares are issued in a private placement and are not traded; therefore, market value total investment return is not calculated. Total return for the periods ended December 31, 1991 and 1992 would have been lower were it not for voluntary expense limits.
(2)Reflects a voluntary expense limitation in effect during the period. As a result of such limitation, expenses of the Fund for the periods ended December 31, 1991 and 1992 reflect a benefit of U.S.$0.10 and U.S.$0.14, respectively.

   Note: Current period permanent book-tax differences, if any, are not included in the calculation of net investment income (loss) per share.

    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

----------

    The Brazilian Investment Fund, Inc. (the "Fund") was incorporated on November 7, 1990, and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund's common stock is not registered under the Securities Act of 1933. The Fund's investment objective is long-term capital appreciation through investments primarily in equity securities. The Fund makes its investments in Brazil through an investment fund established in compliance with Brazilian law. The accompanying financial statements are prepared on a consolidated basis and present the financial position and results of operations of the investment fund and the Fund.

A. The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements. Generally accepted accounting principles may require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results may differ from those estimates.

1.  SECURITY   VALUATION:        In    valuing   the    Fund's    assets,    all
    listed securities, including purchased options, for which market quotations are readily available are valued at the last sales price on the valuation date, or if there was no sale on such date, at the mean between the current bid and asked prices. Securities which are traded over-the-counter are valued at the average of the mean of current bid and asked prices obtained from reputable brokers. All non-equity securities as to which market quotations are readily available are valued at their market values.
    Short-term securities which mature in 60 days or less are valued at amortized cost. Other securities and assets for which market values are not readily available (including investments which are subject to limitations as to their sale or for which a ready market for the securities in the quantities owned by the Fund does not exist) are valued at fair value as determined in good faith by the Board of Directors (the "Board"), although the actual calculations may be done by others.

2. TAXES: It is the Fund's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for U.S. Federal income taxes is required in the financial statements.

    Accumulated undistributed net investment income and accumulated realized gain have been adjusted for current and prior period permanent book-tax differences. Current period adjustments arose principally from differing book-tax treatments for foreign currency transactions and net operating losses.

3. REPURCHASE AGREEMENTS: In connection with transactions in repurchase agreements, a bank as custodian for the Fund takes possession of the underlying securities, the value of which equals or exceeds the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to determine the adequacy of the collateral. In the event of default on the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. To the extent that proceeds from the sale of the underlying securities are less than the repurchase price under the agreement, the Fund may incur a loss. In the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

4. FOREIGN CURRENCY TRANSLATION: The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in Brazilian currency are translated into U.S. dollars at the mean of the bid and asked prices of such currency against U.S. dollars last quoted by a major bank as follows:

      - investments, other assets and liabilities at the prevailing rates of exchange on the valuation date;

      - investment transactions and investment income at the prevailing rates of exchange on the dates of such transactions.

    Although the net assets of the Fund are presented at the foreign exchange rate and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, realized and unrealized foreign currency gains (losses) are included in the reported net realized and unrealized gains (losses) on investment transactions and balances.

    Net realized gains (losses) on foreign currency transactions represent net foreign exchange gains (losses) from sales and maturities of forward foreign currency contracts, disposition of foreign currency and currency gains or losses realized between the trade and settlement dates on securities transactions. Foreign currency gains (losses) also occur due to the difference between the amount of investment income and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent amounts actually received or paid. Net unrealized currency gains (losses) from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of unrealized appreciation (depreciation) in the Statement of Net Assets. The change in net unrealized currency gains (losses) for the period is reflected in the Statement of Operations.

5. FORWARD FOREIGN CURRENCY CONTRACTS: The Fund may enter into forward foreign currency contracts to protect securities and related receivables and payables against changes in future foreign exchange rates. A forward foreign currency contract is an agreement between two parties to buy or sell currency at a set price on a future date. The market value of the contract will fluctuate with changes in currency exchange rates. The contract is marked-to-market daily and the change in market value is recorded by the Fund as unrealized gain or loss. The Fund records realized gains or losses when the contract is closed equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and is generally limited to the amount of unrealized gain on the contracts, if any, at the date of default. Risks may also arise from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

6.  PURCHASED OPTIONS:   The Fund  may purchase  options. In  purchasing a  call
    (put) option, the Fund will seek to benefit from an increase (decline) in the market price of the underlying index or security. Risks may arise in the event of default by the counterparty or unanticipated movements in the market price of the underlying index or security, however, the maximum exposure to loss for any purchased option is limited to the premium initially paid for the option. Realized gains or losses on purchased options are included with net gain (loss) on securities sold in the financial statements.

7. OTHER: Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses on the sale of investment securities are determined on the specific identified cost basis. Interest income is recognized on the accrual basis. Dividend income is recorded on the ex-dividend date (except certain dividends which may be recorded as soon as the Fund is informed of such dividend) net of applicable withholding taxes where recovery of such taxes is not reasonably assured. Distributions to shareholders are recorded on the ex-date. Income distributions and capital gain distributions are determined in accordance with U.S. Federal income tax regulations which may differ from generally accepted accounting principles. These differences are principally due to the timing of the recognition of losses on securities and due to permanent differences described in note A-2.

B. Morgan Stanley Asset Management Inc. (the "U.S. Adviser") provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement (the "Agreement"). Under the Agreement, the U.S. Adviser is paid a fee computed weekly and payable monthly at an annual rate of .90% of the Fund's first $50 million of average weekly net assets, .70% of the Fund's next $50 million of average weekly net assets and .50% of the Fund's average weekly net assets in excess of $100 million.

C. Effective September 1, 1995, The Chase Manhattan Bank, N.A., through its affiliate Chase Global Funds Services Company (the "Administrator"), (formerly Mutual Funds Service Company, a wholly owned subsidiary of the United States Trust Company of New York), provides administrative and shareholder services to the Fund under an Administration Agreement. Under the Administration Agreement, the Administrator is paid a fee computed weekly and payable monthly at an annual rate of .08% of the Fund's average weekly net assets, plus $75,000 per annum. In addition, the Fund is charged certain out of pocket expenses by the Administrator. Effective September 1, 1995, The Chase Manhattan Bank, N.A. acts as custodian for the Fund's assets held in the United States. Prior to September 1, 1995, Mutual Funds Service Company and United States Trust Company of New York provided administrative and custodian services, respectively, to the Fund under the same terms, conditions and fees as stated above.

D. Unibanco - Uniao de Bancos Brasileiras S.A. ("the Brazilian Administrator and Custodian") provides Brazilian administrative and custodian services to the Fund under the terms of an agreement. Under the agreement, the Brazilian Administrator and Custodian is paid a fee computed weekly and paid monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and
 .10% of the Fund's average weekly net assets in excess of $100 million.

E. During the year ended December 31, 1995, the Fund made purchases and sales totaling $48,108,000 and $77,135,000, respectively, of investment securities other than long-term U.S. Government securities and short term investments. There were no purchases and sales of long-term U.S. Government securities. At December 31, 1995, the U.S. Federal income tax cost basis of securities was $37,106,000 and accordingly, net unrealized depreciation for U.S. Federal income tax purposes was $2,435,000, of which $2,412,000, related to appreciated securities and $4,847,000 related to depreciated securities.

F. In connection with its organization the Fund incurred $445,000 of organization costs which are being amortized on a straight-line basis over a five year period beginning June 4, 1991, the date the Fund commenced operations.

G. At December 31, 1995, a significant portion of the Fund's net assets consist of securities denominated in Brazilian currency. Changes in currency exchange rates will affect the value of and investment income from such securities. Brazilian securities are subject to greater price volatility, limited capitalization and liquidity, and higher rates of inflation than securities of companies based in the United States. In addition, Brazilian securities may be subject to substantial governmental involvement in the economy and greater social, economic and political uncertainty.

H. The Fund's Articles of Incorporation provide that, commencing January 6, 1992 and on each calendar quarter thereafter, the Fund will make a tender offer to repurchase its outstanding shares of Common Stock at a price equal to the net asset value per share at the time of repurchase.

    During the year ended December 31, 1995, the Fund repurchased the following shares:

                        U.S.
  DATE      SHARES      (000)
---------  ---------  ---------
   2/6/95    312,637  $  24,964
   5/5/95     41,019  $   2,975
   8/4/95      2,544  $     180
  11/6/95     20,286  $   1,377

    On February 5, 1996, the Fund repurchased 15,131 shares totaling $653,000.

I. Shareholders of the Fund may purchase shares of Common Stock from the Fund at a price equal to the net asset value at the beginning of the month. Purchases are not allowed during each month the Fund makes a tender offer to repurchase its outstanding shares. During the year ended December 31, 1995, the Fund issued 25,702 shares totaling $1,853,000.

J. Each Director of the Fund who is not an officer of the Fund or an affiliated person as defined under the Investment Company Act of 1940, as amended, may elect to participate in the Directors' Deferred Compensation Plan (the "Plan"). Under the Plan, such Directors may elect to defer payment of a percentage of their total fees earned as a Director of the Fund. These deferred portions are treated, based on an election by the Director, as if they were either invested in the Fund's shares or invested in U.S. Treasury Bills, as defined under the Plan. At December 31, 1995, none of the Directors elected to participate in the Plan.

K. During December 1995, the Board declared a distribution of $29.97 per share, derived from net realized gains, payable on January 9, 1996, to shareholders of record on December 29, 1995.

--------------------------------------------------------------------------------
FEDERAL TAX INFORMATION (UNAUDITED):

For the year ended December 31, 1995, the Fund designates $17,954,000 as long-term capital gain dividend.

REPORT OF INDEPENDENT ACCOUNTANTS

---------
To the Shareholders and Board of Directors of The Brazilian Investment Fund, Inc.

In our opinion, the accompanying statement of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The Brazilian Investment Fund, Inc. (the "Fund") at December 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended and for the period June 4, 1991 (commencement of operations) through December 31, 1991, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1995 by correspondence with the custodians and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036

February 9, 1996

FINANCIAL STATEMENTS
---------

STATEMENT OF NET ASSETS (UNAUDITED)
---------

JUNE 30, 1996

                                                  VALUE
                                    SHARES        (000)
-------------------------------------------------------
------------
BRAZILIAN INVESTMENT FUND (90.2%)
-------------------------------------------------------
------------
BRAZILIAN NON-VOTING PREFERRED STOCKS (86.3%)
(Unless otherwise noted)
-------------------------------------------------------
-------------
APPLIANCES & HOUSEHOLD DURABLES (4.7%)
  +Casa Anglo Brasileira        44,498,195  U.S.$2,438
                                            -----------
-------------------------------------------------------
-------------
BANKING (9.0%)
  Banco Bradesco               285,753,062       2,334
  +**Banco Bradesco (Rights)     8,660,222          71
  Banco Itau                     5,378,500       2,186
  **Banco Nacional             112,483,664           5
                                            -----------
                                                 4,596
                                            -----------
-------------------------------------------------------
-------------
BEVERAGES (4.2%)
  Brahma                         3,616,489       2,158
                                            -----------
-------------------------------------------------------
-------------
ELECTRICAL & ELECTRONICS
   (0.9%)
  Ericsson Telecom              31,900,000         478
                                            -----------
-------------------------------------------------------
-------------
ENERGY SOURCES (4.6%)
  Petrobras                     19,176,000       2,359
                                            -----------
-------------------------------------------------------
-------------
FOOD & HOUSEHOLD PRODUCTS (3.1%)
  #Pao de Acucar GDR                77,515       1,284
  Dixie Toga                       297,458         287
                                            -----------
                                                 1,571
                                            -----------
-------------------------------------------------------
-------------
INDUSTRIAL COMPONENTS (0.5%)
  Schulz                        15,018,000         262
                                            -----------
-------------------------------------------------------
-------------
MACHINERY & ENGINEERING
   (0.4%)
  WEG                              467,000         222
                                            -----------
-------------------------------------------------------
-------------
MERCHANDISING (18.9%)
  **Lojas Americanas               183,270          26
  Lojas Renner                 183,169,000       9,670
                                            -----------
                                                 9,696
                                            -----------
-------------------------------------------------------
-------------
METALS -- NON-FERROUS (0.9%)
  CVRD                                  23          --
  CVRD ADR                          22,600         455
                                            -----------
                                                   455
                                            -----------
-------------------------------------------------------
-------------
TELECOMMUNICATIONS (27.8%)
  Telebras                     167,099,895      11,668
  Telebras ADR                       8,450         589
  Telebras (Common)             29,153,000       1,713
  Telesp                           245,601          53
  +Telesp (Common)               1,200,473         212
                                            -----------
                                                14,235
                                            -----------
-------------------------------------------------------
-------------

                                                  VALUE
                                    SHARES        (000)
-------------------------------------------------------
-------------
TEXTILES & APPAREL (1.9%)
  Coteminas                      1,200,000  U.S.$  473
  +Wentex                          188,000         476
                                            -----------
                                                   949
                                            -----------
-------------------------------------------------------
-------------
UTILITIES -- ELECTRICAL & GAS
   (9.4%)
  Cemig                         39,289,000       1,045
  Cemig ADR                         16,600         471
  +#Cemig ADR                        3,357          90
  +CESP                                 90          --
  +CPFL                         27,888,000       1,833
  +Electricdade de Sao Paulo
    (Common)                     2,742,000         287
  Eletrobras 'B'                 4,118,000       1,107
  Eletrobras ADR                       250           4
                                            -----------
                                                 4,837
                                            -----------
-------------------------------------------------------
-------------
TOTAL BRAZILIAN NON-VOTING
  PREFERRED STOCKS
    (Cost U.S. $35,803)                         44,256
                                            -----------
-------------------------------------------------------
-------------

                                    AMOUNT
                                     (000)
-------------------------------------------------------
------------
FOREIGN CURRENCY ON DEPOSIT WITH CUSTODIAN (3.9%)
  Brazilian Real (Cost U.S.
    $1,983)                      BRL 1,990       1,982
                                            -----------
-------------------------------------------------------
-------------
TOTAL BRAZILIAN INVESTMENT FUND
  (Cost U.S. $37,786)                           46,238
                                            -----------
-------------------------------------------------------
-------------
TOTAL INVESTMENTS (90.2%)
  (Cost U.S. $37,786)                           46,238
                                            -----------
-------------------------------------------------------
-------------
OTHER ASSETS (11.7%)
  Cash                         U.S.$    44
  Receivable for Investment
    Sold                             5,678
  Dividends Receivable                 260
  Other Assets                          13       5,995
                               -----------  -----------
-------------------------------------------------------
-------------
LIABILITIES (-1.9%)
  Payable for:
    Investments Purchased             (833)
    Investment Advisory Fees           (34)
    Professional Fees                  (23)
    Shareholder Reporting
      Expenses                         (20)
    Directors' Fees and
      Expenses                         (14)
    Administrative and
      Transfer Agent Fees              (10)
    Brazilian Administrative
      and Custodian Fees                (5)
    U.S. Custodian Fees                 (1)
  Other Liabilities                    (24)       (964 )
                               -----------  -----------
-------------------------------------------------------
-------------

    The accompanying notes are an integral part of the financial statements.

                                                 AMOUNT
                                                  (000)
-------------------------------------------------------
------------
NET ASSETS (100%)
  Applicable to 1,020,310,
    issued and outstanding
    U.S. $0.01 par value
    shares (50,000,000 shares
    authorized)                             U.S.$51,269
                                          -------------
-------------------------------------------------------
-------------
NET ASSET VALUE PER SHARE                   U.S.$ 50.25
                                          -------------
-------------------------------------------------------
-------------
AT JUNE 30, 1996, NET ASSETS CONSISTED OF:
-------------------------------------------------------
  Common Stock                              U.S.$   10
  Capital Surplus                               38,732
  Undistributed Net Investment Income              671
  Accumulated Net Realized
    Gain                                         3,408
  Unrealized Appreciation on
    Investments and Foreign
    Currency Translations                        8,448
-------------------------------------------------------
TOTAL NET ASSETS                            U.S.$51,269
                                          -------------

---------------------------------------------
---------

   + -- Non-income producing.
  ** -- Security valued at fair value -- see note A-1 to financial statements. # -- 144A Security -- certain conditions for public sale may exist.
ADR -- American Depositary Receipt.
GDR -- Global Depositary Receipt.

June 30, 1996 exchange rate--Brazilian Real (BRL) 1.00395 = U.S. $1.00

    The accompanying notes are an integral part of the financial statements.

                                                              SIX MONTHS ENDED
                                                                JUNE 30, 1996
                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS                                             (000)
-------------------------------------------------------------------------------
INVESTMENT INCOME:
    Dividends...............................................      U.S.$1,249
    Interest................................................               4
    Less: Foreign Taxes Withheld............................            (115)
-------------------------------------------------------------------------------
      Total Income..........................................           1,138
-------------------------------------------------------------------------------
EXPENSES
    Investment Advisory Fees................................             192
    U.S. Administrative Fees and Transfer Agent Fees........              60
    Amortization of Organization Costs......................              38
    Brazilian Administrative and Custodian Fees.............              31
    Audit Fees..............................................              24
    Directors' Fees and Expenses............................              19
    Legal Fees..............................................              16
    Shareholder Reporting Expenses..........................              13
    Custodian Fees..........................................               2
    Other Expenses..........................................              51
-------------------------------------------------------------------------------
      Total Expenses........................................             446
-------------------------------------------------------------------------------
        Net Investment Income...............................             692
-------------------------------------------------------------------------------
NET REALIZED GAIN (LOSS)
    Investment Securities Sold..............................           3,590
    Foreign Currency Transactions...........................              (8)
-------------------------------------------------------------------------------
        Net Realized Gain...................................           3,582
-------------------------------------------------------------------------------
CHANGE IN UNREALIZED APPRECIATION/DEPRECIATION
    Appreciation on Investments.............................          10,713
    Depreciation on Foreign Currency Translations...........              --
-------------------------------------------------------------------------------
        Change in Unrealized Appreciation/Depreciation......          10,713
-------------------------------------------------------------------------------
Total Net Realized Gain and Change in Unrealized
 Appreciation/Depreciation..................................          14,295
-------------------------------------------------------------------------------
   NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS.....     U.S.$14,987
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    SIX MONTHS ENDED
                                                      JUNE 30, 1996        YEAR ENDED
                                                       (UNAUDITED)      DECEMBER 31, 1995
STATEMENT OF CHANGES IN NET ASSETS                        (000)               (000)
-----------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS
Operations:
    Net Investment Income (Loss)..................   U.S.$   692         U.S.$    (60)
    Net Realized Gain.............................         3,582               17,440
    Change in Unrealized Appreciation/Depreciation        10,713              (34,680)
-----------------------------------------------------------------------------------------
    Net Increase (Decrease) in Net Assets
     Resulting from Operations....................        14,987              (17,300)
-----------------------------------------------------------------------------------------
Distributions:
    Net Investment Income.........................           (21)                  --
    Net Realized Gain.............................       (17,583)             (23,408)
-----------------------------------------------------------------------------------------
    Total Distributions...........................       (17,604)             (23,408)
-----------------------------------------------------------------------------------------
Capital Share Transactions:
    Subscription of Shares (35,440 and 25,702
     shares, respectively)........................         1,525                1,853
    Reinvestment of Distributions (446,448 and
     286,103 shares, respectively)................        17,360               23,041
    Repurchase of Shares (22,171 and 376,486
     shares, respectively)........................          (953)             (29,496)
-----------------------------------------------------------------------------------------
    Net Increase (Decrease) in Net Assets
     Resulting From Capital Share Transactions....        17,932               (4,602)
-----------------------------------------------------------------------------------------
    Total Increase (Decrease).....................        15,315              (45,310)
Net Assets:
    Beginning of Period...........................        35,954               81,264
-----------------------------------------------------------------------------------------
    End of Period (including undistributed net
     investment income of U.S. $671 and U.S. $0,
     respectively.)...............................   U.S.$51,269         U.S.$ 35,954
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
                                                                                                                 PERIOD FROM
                                 SIX MONTHS                                                                     JUNE 4, 1991*
                                    ENDED                          YEAR ENDED DECEMBER 31,                           TO
SELECTED PER SHARE DATA AND     JUNE 30, 1996   -------------------------------------------------------------   DECEMBER 31,
RATIOS:                          (UNAUDITED)        1995            1994            1993            1992            1991
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
 PERIOD.......................  U.S.$  64.14    U.S.$ 129.97    U.S.$  83.58    U.S.$  55.28    U.S.$  63.31    U.S.$  50.00
-----------------------------------------------------------------------------------------------------------------------------
Offering Costs................            --              --              --              --              --           (0.21)
-----------------------------------------------------------------------------------------------------------------------------
Net Investment Income
 (Loss).......................          0.68           (0.11)          (0.71)           1.42           (0.09)           0.84
Net Realized and Unrealized
 Gain (Loss) on Investments...         16.20          (27.99)          55.55           33.94           (7.94)          12.68
-----------------------------------------------------------------------------------------------------------------------------
    Total from Investment
      Operations..............         16.88          (28.10)          54.84           35.36           (8.03)          13.52
-----------------------------------------------------------------------------------------------------------------------------
Distributions:
    Net Investment Income.....         (0.02)             --              --              --              --              --
    In Excess of Net
      Investment Income.......            --              --           (1.80)             --              --              --
    Net Realized Gain.........        (30.75)         (37.73)          (6.65)          (6.89)             --              --
    In Excess of Net Realized
      Gain....................            --              --              --           (0.17)             --              --
-----------------------------------------------------------------------------------------------------------------------------
    Total Distributions.......        (30.77)         (37.73)          (8.45)          (7.06)             --              --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
 PERIOD.......................  U.S.$  50.25    U.S.$  64.14    U.S.$ 129.97    U.S.$  83.58    U.S.$  55.28    U.S.$  63.31
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT RETURN:
    Net Asset Value (1).......         41.58%         (26.61)%         68.32%          72.52%         (12.68)%         26.62%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
RATIOS, SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS, END OF PERIOD
 (THOUSANDS)..................  U.S.$ 51,269    U.S.$ 35,954    U.S.$ 81,264    U.S.$ 52,207    U.S.$ 46,687    U.S.$ 51,159
-----------------------------------------------------------------------------------------------------------------------------
Ratio of Expenses to Average
 Net Assets...................          2.07%**         2.07%           1.82%           2.22%           2.27%(2)         2.00%**(2)
Ratio of Net Investment Income
 (Loss) to Average Net
 Assets.......................          3.22%**        (0.14)%         (0.61)%          1.57%          (0.07)%          3.49%**
Portfolio Turnover Rate.......            93%            112%             52%             40%             36%              1%
Average Commission Rate (3)...  U.S.$ 0.0000             N/A             N/A             N/A             N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------

  *Commencement of Operations.

 **Annualized.

(1)Total investment return based on net asset value per share reflects the effects of changes in net asset value on the performance of the Fund during each period, and assumes dividends and distributions, if any, were reinvested. The Fund's shares are issued in a private placement and are not traded, therefore market value total investment return is not calculated.

(2)Reflects a voluntary expense limitation in effect during the period. As a result of such limitation, expenses of the Fund for the periods ended December 31, 1991 and 1992 reflect a benefit of U.S. $0.10 and U.S. $0.14, respectively.

(3)Beginning with fiscal year 1996, the Fund is required to disclose the average commission rate per share it paid for portfolio trades on which commissions were charged during the period.

    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 1996 (UNAUDITED)

----------

    The Brazilian Investment Fund, Inc. (the "Fund") was incorporated on November 7, 1990, and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund's common stock is not registered under the Securities Act of 1933. The Fund's investment objective is long-term capital appreciation through investments primarily in equity securities. The Fund makes its investments in Brazil through an investment fund established in compliance with Brazilian law. The accompanying financial statements are prepared on a consolidated basis and present the financial position and results of operations of the investment fund and the Fund.

A. The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. Such policies are consistently followed by the Fund in the preparation of its financial statements. Generally accepted accounting principles may require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results may differ from those estimates.

1. SECURITY VALUATION: In valuing the Fund's assets, all listed securities, including purchased options, for which market quotations are readily available are valued at the last sales price on the valuation date, or if there was no sale on such date, at the mean between the current bid and asked prices. Securities which are traded over-the-counter are valued at the average of the mean of current bid and asked prices obtained from reputable brokers. Short-term securities which mature in 60 days or less are valued at amortized cost. Other securities and assets for which market values are not readily available (including investments which are subject to limitations as to their sale or for which a ready market for the securities in the quantities owned by the Fund does not exist) are valued at fair value as determined in good faith by the Board of Directors (the "Board"), although the actual calculations may be done by others.

2. TAXES: It is the Fund's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for U.S. Federal income taxes is required in the financial statements.

3. REPURCHASE AGREEMENTS: In connection with transactions in repurchase agreements, a bank as custodian for the Fund takes possession of the underlying securities, with a market value at least equal to the amount of the repurchase transaction, including principal and accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to determine the adequacy of the collateral. In the event of default on the obligation to repurchase, the Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. In the event of default or bankruptcy by the counter-party to the agreement, realization and/or retention of the collateral or proceeds may be subject to legal proceedings.

4. FOREIGN CURRENCY TRANSLATION: The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in Brazilian currency are translated into U.S. dollars at the mean of the bid and asked prices of such currency against U.S. dollars last quoted by a major bank as follows:

    - investments, other assets and liabilities at the prevailing rates of exchange on the valuation date;

      - investment transactions and investment income at the prevailing rates of exchange on the dates of such transactions.

    Although the net assets of the Fund are presented at the foreign exchange rate and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities sold during the period. Accordingly, realized and unrealized foreign currency gains (losses) are included in the reported net realized and unrealized gains (losses) on investment transactions and balances.

    Net realized gains (losses) on foreign currency transactions represent net foreign exchange gains (losses) from sales and maturities of forward foreign currency exchange contracts, disposition of foreign currency and currency gains or losses realized between the trade and settlement dates on securities transactions. Foreign currency gains (losses) also occur due to the difference between the amount of investment income and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent amounts actually received or paid. Net unrealized currency gains (losses) from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of unrealized appreciation (depreciation) in the Statement of Net Assets. The change in net unrealized currency gains (losses) for the period is reflected in the Statement of Operations.

5. FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS: The Fund may enter into forward foreign currency exchange contracts to attempt to protect securities and related receivables and payables against changes in future foreign exchange rates. A forward foreign currency exchange contract is an agreement between two parties to buy or sell currency at a set price on a future date. The market value of the contract will fluctuate with changes in currency exchange rates. The contract is marked-to-market daily and the change in market value is recorded by the Fund as unrealized gain or loss. The Fund records realized gains or losses when the contract is closed, equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and is generally limited to the amount of unrealized gain on the contracts, if any, at the date of default. Risks may also arise from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

6. PURCHASED OPTIONS: The Fund may purchase call and put options on indices or securities. The Fund may purchase call options to protect against an increase in the price of the underlying index or security. The Fund may purchase put options on indices or securities to protect against a decline in the value of the underlying index or security. Possible losses from purchased options cannot exceed the total amount invested. Realized gains or losses on purchased options are included with net gain (loss) on securities sold in the financial statements.

7. OTHER: Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses on the sale of investment securities are determined on the specific identified cost basis. Interest income is recognized on the accrual basis. Dividend income is recorded on the ex-dividend date (except certain dividends which may be recorded as soon as the Fund is informed of such dividend) net of applicable withholding taxes where recovery of such taxes is not reasonably assured. Distributions to shareholders are recorded on the ex-date.

    The amount and character of income and capital gain distributions to be paid are determined in accordance with Federal income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing book and tax treatments for foreign currency transactions, net operating losses and of the timing of the recognition of losses on securities.

    Permanent book and tax basis differences relating to shareholder distributions may result in reclassifications to undistributed net investment income (loss), accumulated net realized gain (loss) and capital surplus.

    Adjustments for permanent book-tax differences, if any, are not reflected in ending undistributed net investment income (loss) for the purpose of calculating net investment income (loss) per share in the financial highlights.

B. Morgan Stanley Asset Management Inc. (the "Adviser") provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement (the "Agreement"). Under the Agreement, the Adviser is paid a fee computed weekly and payable monthly at an annual rate of .90% of the Fund's first $50 million of average weekly net assets, .70% of the Fund's next $50 million of average weekly net assets and .50% of the Fund's average weekly net assets in excess of $100 million.

C. The Chase Manhattan Bank, through its affiliate Chase Global Funds Services Company (the "U.S. Administrator"), provides administrative and shareholder services to the Fund under an Administration Agreement. Under the Administration Agreement, the U.S. Administrator is paid a fee computed weekly and payable monthly at an annual rate of .08% of the Fund's average weekly net assets, plus $75,000 per annum. In addition, the Fund is charged certain out-of-pocket expenses by the U.S. Administrator. The Chase Manhattan Bank, acts as custodian for the Fund's assets held in the United States.

D. Unibanco - Uniao de Bancos Brasileiras S.A. ("the Brazilian Administrator and Custodian") provides Brazilian administrative and custodian services to the Fund under the terms of an agreement. Under the agreement, the Brazilian Administrator and Custodian is paid a fee computed weekly and payable monthly at an annual rate of .15% of the Fund's first $50 million of average weekly net assets, .125% of the Fund's next $50 million of average weekly net assets and
 .10% of the Fund's average weekly net assets in excess of $100 million.

E. During the six months ended June 30, 1996, the Fund made purchases and sales totaling $38,360,000 and $43,077,000, respectively, of investment securities other than long-term U.S. Government securities and short term investments. There were no purchases and sales of long-term U.S. Government securities. At June 30, 1996, the U.S. Federal income tax cost basis of securities was $35,803,000 and accordingly, net unrealized appreciation for U.S. Federal income tax purposes was $8,453,000, of which $11,159,000 related to appreciated securities and $2,706,000 related to depreciated securities.

F. In connection with its organization, the Fund incurred $445,000 of organization costs which are being amortized on a straight-line basis over a five year period beginning June 4, 1991, the date the Fund commenced operations.

G. A significant portion of the Fund's net assets consist of securities denominated in Brazilian currency. Changes in currency exchange rates will affect the value of and investment income from such securities. Brazilian securities are subject to greater price volatility, limited capitalization and liquidity, and higher rates of inflation than securities of companies based in the United States. In addition, Brazilian securities may be subject to substantial governmental involvement in the economy and greater social, economic and political uncertainty.

H. The Fund's Articles of Incorporation provide that, commencing January 6, 1992 and on each calendar quarter thereafter, the Fund will make a tender offer to repurchase its outstanding shares of Common Stock at a price equal to the net asset value per share at the time of repurchase.

    During the six months ended June 30, 1996, the Fund repurchased the following shares:

                        U.S.
  DATE      SHARES      (000)
---------  ---------  ---------
   2/5/96     15,131  $     653
   5/6/96      7,040  $     300

    On August 5, 1996, the Fund repurchased 2,000 shares totaling $104,000.

I. Shareholders of the Fund may purchase shares of Common Stock from the Fund at a price equal to the net asset value at the beginning of the month. Purchases are not allowed during each month the Fund makes a tender offer to repurchase its outstanding shares. During the six months ended June 30, 1996, the Fund issued 35,440 shares totaling $1,525,000.

J. Each Director of the Fund who is not an officer of the Fund or an affiliated person as defined under the Investment Company Act of 1940, as amended, may elect to participate in the Directors' Deferred Compensation Plan (the "Plan"). Under the Plan, such Directors may elect to defer payment of a percentage of their total fees earned as a Director of the Fund. These deferred portions are treated, based on an election by the Director, as if they were either invested in the Fund's shares or invested in U.S. Treasury Bills, as defined under the Plan. The deferred fees payable, under the Plan, at June 30, 1996 totaled $3,000 and are included in Payable for Directors' Fees and Expenses on the Statement of Net Assets.